UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2015

PROTALEX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Columbia Turnpike, Suite 1 Florham Park, NJ 07932		07932
(Address of Principal Executive Offices)		(Zip Code)

(215) 862-9720

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2015, Protalex, Inc., a Delaware corporation (OTCBB: PRTX) (the “Company”) entered into an Amended and Restated Credit Facility Agreement with Niobe Ventures, LLC, a Delaware limited liability company and the Company’s existing secured lender (“Niobe”) (the “Amended and Restated Agreement”), pursuant to which the parties agreed to increase the funds available for loans to the Company under the credit facility to $7.5 million and to extend the expiration date of such credit facility to December 31, 2016.

Each loan made to the Company by Niobe under the Amended and Restated Agreement will be represented by a senior secured promissory note bearing interest at a rate of 3% per annum and maturing on September 1, 2017 (each a “Note”). The obligations of the Company pursuant to each Note will be secured by a first priority perfected security interest in all of the assets of the Company pursuant to the Third Consolidated, Amended and Restated Security Agreement (the “Security Agreement”).

The foregoing description of the Amended and Restated Agreement and Security Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Final Form of the Amended and Restated 2014 Credit Facility Agreement between the Company and Niobe dated as of December 1, 2015.

10.2	Final Form of the Third Consolidated, Amended and Restated Security Agreement between the Company and Niobe dated as of December 1, 2015.

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

Dated: December 7, 2015	By:	/s/ Arnold P. Kling
Arnold P. Kling
President